Exhibit 3.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LANGUAGE LINE HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1999, AT 9:01 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1999, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JANUARY, A.D. 2000.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF MAY, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2001, AT 9:01 O’CLOCK A.M.

	[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3147675 8100H		AUTHENTICATION: 3150151

040413785		DATE: 06-03-04

Delaware	PAGE 2
The First State

CERTIFICATE OF CORRECTION, FILED THE SEVENTH DAY OF NOVEMBER, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF JANUARY, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIFTH DAY OF JULY, A.D. 2003, AT 2:39 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3147675 8100H		AUTHENTICATION: 3150151

040413785		DATE: 06-03-04

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/21/1999
991552364 – 3147675

CERTIFICATE OF INCORPORATION

OF

LANGUAGE LINE HOLDINGS, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Language Line Holdings, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted by and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million sixty thousand (1,060,000) shares, each of which shall have a par value of one tenth of one cent ($.001) per share and of which (i) 1,000,000 shares are hereby designated common stock (the “Common Stock”) and (ii) 60,000 shares are hereby designated preferred stock (the “Preferred Stock”).

Designation and Terms of Preferred Stock

Shares of Preferred Stock may be issued from time to time as determined by the Board of Directors. The Board of Directors is hereby authorized to designate each series, to establish the number of shares to be included in each series and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series.

Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences, and relative, participating, option or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of any series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple or fractional votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; and (vii) the prices or rates of conversion at which and the terms and conditions on which, the shares are convertible.

Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.

FIFTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and mailing address of the Incorporator is as follows:

NAME:	MAILING ADDRESS:
Melissa M. Danos, Esq.	c/o Edwards & Angell, LLP 2800 BankBoston Plaza Providence, RI 02903

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: Elections of Directors need not be by written ballot unless the By-laws of the Corporation so provide.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the By-laws of the Corporation in any manner not inconsistent with the laws of Delaware.

TENTH: The Corporation shall indemnify its officers, directors, employees and agents to the greatest extent permitted by the General Corporation Law of Delaware.

ELEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of December, 1999.

/s/ Melissa M. Danos
Melissa M. Danos, Esq.
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 12/22/1999 991554641 - 3147675

LANGUAGE LINE HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE AND OTHER

SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS FOR

SERIES A PARTICIPATING PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

LANGUAGE LINE HOLDINGS, INC. (“the Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended, (hereinafter referred to as the “Certificate of Incorporation”), the Board of Directors does hereby create, authorize and provide for the issuance of Series A Participating Preferred Stock, par value .001 per share, consisting of 25,000 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

Series A Preferred Stock

1. Designation. The designation of such series is “Series A Participating Preferred Stock” (hereinafter in this Certificate of Designation called the “Series A Preferred Stock”) and the number of shares constituting such series shall be 25,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 12 hereof.

2. Dividends. (a) The holders of shares of Series A Preferred Stock, in preference to the holders of the Junior Securities, shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available for such purpose.

(b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends with respect to the Series A Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred Stock held by each holder.

(c) Except as otherwise provided in this Certificate of Designation, so long as any shares of Series A Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends on any Junior Securities without the prior written consent of the holders of a majority of the outstanding Series A Preferred Stock.

3. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation’s debts and other liabilities, to be paid in cash by check or wire transfer of immediately available federal funds, before any distribution is made on any Junior Securities, in respect of each share of Series A Preferred Stock held by such holder the sum of (i) the Liquidation Value thereof plus all accrued but unpaid dividends on such share of Series A Preferred Stock and (ii) an amount equal to a 12% per annum return on the Liquidation Value of such share of Series A Preferred Stock, compounded annually, from the date of issuance of such share of Series A Preferred Stock to the date of payment (the “Liquidation Amount”). If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Designation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation’s debts and other liabilities, shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Series A Preferred Stock of the full Liquidation Amount to which they shall be entitled as aforesaid, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series A Preferred Stock and to the holders of Common Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation each outstanding share of such Series A Preferred Stock had been converted into one (I) share of Common Stock (the “Participation Amount”).

(b) The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), the sale or other disposition of all or substantially all of the assets of the Corporation or the sale to any Person or group of related Persons of more than 50% of the Corporation’s Common Stock (collectively, a “Merger, Consolidation or Sale”), shall, at the election of the holders of a majority of the then outstanding Series A Preferred Stock, be deemed to be a liquidation, dissolution or winding up of the Corporation. The Corporation shall not effect any Merger, Consolidation or Sale unless provision has been made which is satisfactory to the holders of a majority of the outstanding Series A Preferred Stock to pay or otherwise satisfy the Liquidation Amount and Participation Amount due the holders of Series A Preferred Stock.

4. Voting Rights. In addition to the rights provided in the Corporation’s bylaws or by law, each share of Series A Preferred Stock shall entitle the holder thereof to one vote per share, and each share of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one voting group. In addition, holders of Series A Preferred Stock shall vote as a separate voting group on, and the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock shall be required to authorize, any action which would in any manner alter or change the designation or powers, preferences or rights, or the qualifications or limitations of the Series A Preferred Stock.

5. Redemption. (a) Each share of Series A Preferred Stock then outstanding shall be redeemed in whole on February 1,2020 (the “Mandatory Redemption”). The Corporation shall give each holder of Series A Preferred Stock not less than 30 nor more than 60 days notice of such redemption (the date set forth in such notice for the redemption of said shares of Series A Preferred Stock shall hereinafter be referred to as the “Mandatory Redemption Date”). The Corporation shall redeem on the Mandatory Redemption Date all shares of Series A Preferred Stock held by the holders of Series A Preferred Stock in cash for an amount equal to the sum of (i) Liquidation Amount per share and (ii) the Participation Amount per share, such Participation Amount to be determined in the good faith by the Corporation’s Board of Directors assuming the sale of all the Corporation’s equity securities to a willing buyer thereof at fair market value.

(b) On and after any Mandatory Redemption Date the holders of the Series A Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Amount and Participation Amount thereof upon the surrender of the certificate(s) representing the Series A Preferred Stock to the Corporation; provided, however, that in the event any holder of Series A Preferred Stock tenders its shares to the Corporation on any Mandatory Redemption Date, the Corporation shall be obligated to pay interest on the sum of the Liquidation Amount and Participation Amount at the maximum rate allowable under applicable law in the event the Corporation defaults in its obligation to pay the Liquidation Amount and Participation Amount on any such Mandatory Redemption Date.

(c) The redemption by the Corporation of all or any part of the Series A Preferred Stock pursuant to this Section 5 is subject to the provisions of applicable corporate law and to the applicable terms, conditions and restrictions contained in any financing agreement to which the Corporation is a party.

6. Redemption Notice. The notice described in Section 5 hereof shall be sent, if by or on behalf of the Corporation to the holders of the Series A Preferred Stock at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series A Preferred Stock to the Corporation c/o Providence Equity Partners Inc., 50 Kennedy Plaza-9th Floor, Providence, Rhode Island 02903, Attention: the President, by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of shares of Series A Preferred Stock to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Corporation, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

7. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

9. Rank. The Series A Preferred Stock shall rank senior as to dividends and upon liquidation, dissolution or winding up to all Junior Securities, whenever issued.

10. Identical Rights. Each share of the Series A Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Preferred Stock.

11. Certificates. So long as any shares of the Series A Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

12. Definitions.

“Certificate of Designation” means this Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of Series A Preferred Stock.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended from time to time.

“Common Stock” means the Common Stock of the Corporation, $.001 par value, and any other common stock of the Corporation, whenever issued.

“Junior Securities” means the Common Stock and all other equity securities of the Corporation other than the Series A Preferred Stock.

“Liquidation Value” of any share of Series A Preferred Stock means $2,180,822.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

13. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Mark Pelson, its Vice President, and attested to by Alexander Evans, its Assistant Secretary this 21st day of December, 1999.

By:	/s/ Mark Pelson
Mark Pelson Vice President

Attest:

/s/ Alexander D. Evans
Alexander Evans
Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Language Line Holdings, Inc., a Delaware corporation, and the name of the limited liability company being merged into this surviving corporation is Language Line Holdings, LLC.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Language Line Holdings, Inc.

FOURTH: The merger is to become effective at 12:01 a.m. on January 1, 2000.

FIFTH: The Agreement and Plan of Merger is on file at c/o Providence Equity Partners III L.P., 50 Kennedy Plaza, 9th Floor, Providence, Rhode Island 02903, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized Officer, the 27th day of December, 1999.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/27/1999 991563424 – 3147675	LANGUAGE LINE HOLDINGS, INC.
	By:	/s/ Mark A. Pelson
Authorized Person
	Name:	Mark A. Pelson
Print or Type Signature
	Title:	Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/17/2001 010238165 – 3147675

LANGUAGE LINE HOLDINGS, INC.

AMENDMENT TO CERTIFICATE OF DESIGNATIONS, PREFERENCES AND

RELATIVE AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS

AND RESTRICTIONS FOR SERIES A PARTICIPATING PREFERRED STOCK

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Language Line Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, HEREBY CERTIFIES:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation filed on December 21, 1999 the Board duly adopted a resolution creating a series of Preferred Stock aggregating 25,000 shares, which such shares were designated as Series A Participating Preferred Stock.

That pursuant to the resolutions adopted by the Board by unanimous written consent and approved by the shareholders of the Corporation by unanimous written consent, the Corporation, in accordance therewith, hereby amends that certain Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions for Series A Participating Preferred Stock of the Corporation dated as of December 21,1999 and filed with the Secretary of State of Delaware on December 22, 1999 (the “Series A Certificate of Designation”) as set forth below:

RESOLVED:	That, effective January 14, 2000, the last sentence of Section 3 of the Certificate of Designation for the Series A Participating Preferred Stock of the Corporation filed on December 22, 1999 with the Secretary of State of Delaware (the “Series A Certificate of Designation”) be deleted in its entirety and replaced with the following:

“In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Series A Preferred Stock of the full Liquidation Amount to which they shall be entitled as aforesaid, the remainder of the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of shares of Series A Preferred Stock and to the holders of Common Stock on a pro rata basis, with the amount distributable to the holders of shares of Series A Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by such holders of shares of Series A Preferred Stock if immediately prior to such liquidation, dissolution or winding up of the Corporation each outstanding share of such Series A Preferred Stock had been converted into 2,03334 shares of Common Stock (the “Participation Amount”).”

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be signed by Mark Pelson, its Vice President, and attested to by Alexander Evans, its Assistant Secretary this 15 day of May, 2001.

By:	/s/ Mark Pelson
Name: Mark Pelson Title: Vice President

Attest:

/s/ Alexander D. Evans
Name: Alexander Evans Title: Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/26/2001 010537522 – 3147675

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LANGUAGE LINE HOLDINGS, INC.

LANGUAGE LINE HOLDINGS, INC., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Certification of Incorporation of the Corporation has been duly adopted by the shareholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law (“DGCL”):

AMENDMENT TO CERTIFICATE OF INCORPORATION:

VOTED:	That the first sentence of Paragraph Fourth of the Certificate of Incorporation of the Corporation filed on December 21, 1999 with the Secretary of State of Delaware (as amended to date, the “Certificate of Incorporation”) be deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million one hundred thousand (1,100,000) shares, each of which shall have a par value of one tenth of one cent ($.001) per share and of which (i) 1,000,000 shares are hereby designated common stock (the “Common Stock”) and (ii) 100,000 shares are hereby designated preferred stock (the “Preferred Stock”).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be duly signed by Mark Pelson, its Vice President and attested to by Michael Angelakis, its Assistant Secretary this 26 day of October, 2001.

By:	/s/ Mark Pelson
Name: Title:	Mark Pelson Vice President

Attest:

/s/ Michael Angelakis
Name: Michael Angelakis Title: Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 10/26/2001
010539808 – 3147675

LANGUAGE LINE HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE AND OTHER

SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS FOR

SERIES B PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

LANGUAGE LINE HOLDINGS, INC. (“the Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent, adopted the following resolution which remains in full force and effect as of the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended, (hereinafter referred to as the “Certificate of Incorporation”), the Board of Directors does hereby create, authorize and provide for the issuance of Series B Preferred Stock, par value .001 per share, consisting of 45,000 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

Series B Preferred Stock

1. Designation. The designation of such series is “Series B Preferred Stock” (hereinafter in this Certificate of Designation called the “Series B Preferred Stock”) and the number of shares constituting such series shall be 45,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 12 hereof.

2. Dividends. (a) The holders of shares of Series B Preferred Stock, in preference to the holders of the Junior Securities, shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available for such purpose.

(b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred Stock held by each holder.

(c) Except as otherwise provided in this Certificate of Designation, so long as any shares of Series B Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends on any Junior Securities without the prior written consent of the holders of a majority of the outstanding Series B Preferred Stock.

3. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series B Preferred Stock shall be entitled, after provision for the payment of the Corporation’s debts and other liabilities, to be paid in cash, by check or wire transfer of immediately available federal funds, before any distribution is made on any Junior Securities, in respect of each share of Series B Preferred Stock held by such holder the sum of (i) the Liquidation Value thereof plus all accrued but unpaid dividends on such share of Series B Preferred Stock and (ii) an amount equal to a 15% per annum return on the Liquidation Value of such share of Series B Preferred Stock, compounded annually, from the date of issuance of such share of Series B Preferred Stock to the date of payment, or such greater rate as may be approved by the Corporation’s Board of Directors prior to the initial issuance of any such shares of Series B Preferred Stock (the “Liquidation Amount”) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled under the Certificate of Designation, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation’s debts and other liabilities, shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) The merger or consolidation of the Corporation into or with another corporation or entity or the merger or consolidation of any other corporation or entity into or with the Corporation (in which consolidation or merger the shareholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger), the sale or other disposition of all or substantially all of the assets of the Corporation or the sale to any Person or group of related Persons of more than 50% of the Corporation’s Common Stock (collectively, a “Merger, Consolidation or Sale”), shall, at the election of the holders of a majority) of the then outstanding Series B Preferred Stock, be deemed to be a liquidation, dissolution or winding up of the Corporation. The Corporation shall not effect any Merger. Consolidation or Sale unless provision has been made which is satisfactory to the holders of a majority of the outstanding Series B Preferred Stock to pay or otherwise satisfy the Liquidation Amount due the holders of Series B Preferred Stock.

4. Voting Rights. In addition to the rights provided in the Corporation’s bylaws or by law, each share of Series B Preferred Stock shall entitle the holder thereof to one vote per share, and each share of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one voting group. In addition, holders of Series B Preferred Stock shall vote as a separate voting group on, and the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock shall be required to authorize, any action which would in any manner alter or change the designation or powers, preferences or rights, or the qualifications or limitations of the Series B Preferred Stock.

5. Redemption. (a) Each share of Series B Preferred Stock then outstanding shall be redeemed in whole on February 1, 2009 (the “Mandatory Redemption”). The Corporation shall give each holder of Series B Preferred Stock not less than 30 nor more than 60 days notice of such redemption (the date set forth in such notice for the redemption of said shares of Series B Preferred Stock shall hereinafter be referred to as the “Mandatory Redemption Date”). The Corporation shall redeem on the Mandatory Redemption Date all shares of Series B Preferred Stock held by the holders of Series B Preferred Stock in cash for an amount equal to the Liquidation Amount per share.

(b) On and after any Mandatory Redemption Date the holders of the Series B Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Amount thereof upon the surrender of the certificate(s) representing the Series B Preferred Stock to the Corporation; provided, however, that in the event any holder of Series B Preferred Stock tenders its shares to the Corporation on any Mandatory Redemption Date, the Corporation shall be obligated to pay interest on the Liquidation Amount at the maximum rate allowable under applicable law in the event the Corporation defaults in its obligation to pay the Liquidation Amount on any such Mandatory Redemption Date.

(c) The redemption by the Corporation of all or any part of the Series B Preferred Stock pursuant to this Section 5 is subject to the provisions of applicable corporate law and to the applicable terms, conditions and restrictions contained in any financing agreement to which the Corporation is a party.

6. Redemption Notice. The notice described in Section 5 hereof shall be sent, if by or on behalf of the Corporation to the holders of the Series B Preferred Stock at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series B Preferred Stock to the Corporation c/o Providence Equity Partners Inc., 50 Kennedy Plaza-9th Floor. Providence, Rhode Island 02903. Attention the President, by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of shares of Series B Preferred Stock to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Corporation, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed

7. Status of Reacquired Shares. Shares of Series B Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series B Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

9. Rank. The Series B Preferred Stock shall rank senior as to dividends and upon liquidation, dissolution or winding up to all Junior Securities, whenever issued.

10. Identical Rights. Each share of the Series B Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series B Preferred Stock.

11. Certificates. So long as any shares of the Series B Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

12. Definitions.

“Certificate of Designation” means this Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions of Series B Preferred Stock.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended from time to time.

“Common Stock” means the Common Stock of the Corporation, $.001 par value, and any other common stock of the Corporation, whenever issued.

“Junior Securities” means the Common Stock and all other equity securities of the Corporation other than the Series B Preferred Stock.

“Liquidation Value” of any share of Series B Preferred Stock means $1,000.00.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

13. Severability of Provisions. If any right, preference or limitation of the Series B Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Mark Pelson, its Vice President, and attested to by Michael Angelakis, its Assistant Secretary this 26 day of October, 2001.

By:	/s/ Mark Pelson
Mark Pelson Vice President

Attest:

/s/ Michael Angelakis
Michael Angelakis Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/07/2001 010562056 – 3147675

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

LANGUAGE LINE HOLDINGS, INC.

It is hereby certified that;

1. The name of the corporation (hereinafter called the “corporation”) is Language Line Holdings, Inc.

2. The Certificate of Amendment of Certificate of Incorporation of the Corporation, which was filed by the Secretary of State of Delaware on October 26, 2001, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is corrected by striking the introductory paragraph thereof and by substituting in lieu of said paragraph a new introductory paragraph.

4. The portion of the instrument in corrected form is as follows:

“LANGUAGE LINE HOLDINGS, INC., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Certificate of Incorporation of the Corporation has been duly adopted by the holders of the majority of the outstanding shares of the Corporation in accordance with Sections 242 and 228(e) of the Delaware General Corporation Law (“DGCL”):

Signed on November 7, 2001

/s/ Mark Pelson
Mark Pelson, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/09/2001 010568079 – 3147675

CERTIFICATE ELIMINATING REFERENCE TO A SERIES OF SHARES OF

STOCK FROM THE CERTIFICATE OF INCORPORATION OF LANGUAGE

LINK HOLDINGS, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

FIRST:	The name of the corporation (hereinafter referred to as the “Corporation”) is Language Line Holdings, Inc.

SECOND:	The designation of the series of shares of stock of the Corporation to which this certificate relates is the Certificate of Designations, Preferences and Relative and Other Special Rights and Qualifications, Limitations and Restrictions for Series A Participating Preferred Stock, as amended, filed with the Secretary of State of the State of Delaware on December 22,1999 and amended May 17, 2001 (the “Series A Participating Preferred Stock Certificate of Designation”).

THIRD:	The voting powers, designations, preferences and the relative, participating, optional or other rights, and the qualifications, limitations, and restrictions of said Series A Participating Preferred Stock were provided for in a resolution adopted by the board of directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation. A certificate setting forth said resolution, namely, the Series A Participating Preferred Stock Certificate of Designation, has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

FOURTH:	The board of directors of the Corporation has adopted the following resolutions:

	RESOLVED:	That none of the authorized shares of Series A Participating Preferred Stock designated by the Series A Participating Preferred Stock Certificate of Designation of the Corporation (the “Series A Participating Preferred Stock”) are outstanding; and it is further

	RESOLVED:	That shares of Series A Participating Preferred Stock no longer will be issued; and it is further

	RESOLVED:	That the Series A Participating Preferred Stock Certificate of Designation is hereby terminated and revoked; and it is further

	RESOLVED:	That the proper officers of the Corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Certificate of Incorporation of the

Corporation all reference to and all matters set forth in the Series A Participating Preferred Stock Certificate of Designation with respect to the Series A Participating Preferred Stock.

FIFTH:	The effective time of this certificate shall be November 9,2001.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate Eliminating Reference to a Series of Shares of Stock from the Certificate of Incorporation of Language Line Holdings, Inc. to be signed by Mark Pelson, its Vice President, and attested to by Michael Angelakis, its Assistant Secretary this 9th day of November, 2001.

By:	/s/ Mark Pelson
Mark Pelson
Vice President

Attest:

/s/ Michael Angelakis
Michael Angelakis
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/14/2002
020023781 – 3147675

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LANGUAGE LINE HOLDINGS, INC.

LANGUAGE LINE HOLDINGS, INC., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Certification of Incorporation of the Corporation has been duly adopted by the holders of the majority of the outstanding shares of the Corporation in accordance with Sections 242 and 228(e) of the Delaware General Corporation Law (“DGCL”):

AMENDMENT TO CERTIFICATE OF INCORPORATION:

VOTED:	That the first sentence of Paragraph Fourth of the Certificate of Incorporation of the Corporation filed on December
21,1999 with the Secretary of State of Delaware (as amended to date, the “Certificate of Incorporation”) be deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million one hundred fifty thousand (1,150,000) shares, each of which shall have a par value of one tenth of one cent ($.001) per share and of which (i) 1,050,000 shares are hereby designated common stock (the “Common Stock”) and (ii) 100,000 shares are hereby designated preferred stock (the “Preferred Stock”).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be duly signed by Mark Pelson, its Vice President and attested to by Michael Angelakis, its Assistant Secretary this 2nd day of January, 2002.

By:	/s/ Mark Pelson
Name:	Mark Pelson
Title:	Vice President

Attest:

/s/ Michael Angelakis
Name: Michael Angelakis
Title: Assistant Secretary

“In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series B Preferred Stock shall be entitled, after provision for the payment of the Corporation’s debts and other liabilities, to be paid in cash, by check or wire transfer of immediately available federal funds, before any distribution is made on any Junior Securities, in respect of each share of Series B Preferred Stock held by such holder the sum of (i) the Liquidation Value thereof plus all accrued but unpaid dividends on such share of Series B Preferred Stock and (ii) an amount equal to a 20% per annum return on the Liquidation Value of such share of Series B Preferred Stock, compounded annually, from the date of issuance of such share of Series B Preferred Stock to the date of payment, or such greater rate as may be approved by the Corporation’s Board of Directors prior to the initial issuance of any such shares of Series B Preferred Stock (the “Liquidation Amount”).”

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate of Designation to be signed by Mark Pelson, its Vice President, and attested to by Michael Angelakis, its Assistant Secretary this 25th day of July, 2003.

By:	/s/ Mark Pelson
Name: Mark Pelson Title: Vice President

Attest:

/s/ Michael Angelakis
Name: Michael Angelakis Title: Assistant Secretary